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                                                       EXHIBIT 5.1



MORRISON KNUDSEN CORPORATION

MORRISON KNUDSEN CORPORATION
P. O. BOX 73/BOISE, IDAHO U.S.A.  83729
PHONE:  (208)386-5395/TELEX:368439
FAX: (208)3866421

DAVID A. CHANNER
ASSOCIATE GENERAL COUNSEL


February 18, 1994



Morrison Knudsen Corporation
Morrison Knudsen Plaza
Boise, ID  83707

Re: FORM S-3 REGISTRATION STATEMENT RELATING TO 848,252 SHARES OF COMMON STOCK, PAR VALUE $1.66-2/3 PER SHARE OF MORRISON KNUDSEN CORPORATION

Ladies and Gentlemen:


I am Associate General Counsel and Assistant Secretary of Morrison Knudsen Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with 848,252 shares of the Company's Common Stock, par value $1.66-2/3 per share (the "Shares"), issuable pursuant to a Share Exchange Agreement dated as of December 30, 1993, among Richard J. Clark, Dennis E. Clark and Richard K. Clark (the "Clark Principals"), the Company, Morrison Knudsen Corporation, an Ohio corporation, and Clark Industries, Inc., an Illinois corporation; Non-Competition Agreements dated December 30, 1993, among each of the Clark Principals, respectively, Clark Industries, Inc. and the Company; a Share Exchange Agreement dated January 31, 1994, among Theodore
E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri, the Company, and Touchstone, Inc., a Tennessee corporation; and Non-Competition Agreements dated January 31, 1994 among each of Theodore E. Nelson and Richard L. Jacobs, respectively, Touchstone, Inc. and the Company (collectively the "Transaction Agreements").



As counsel for the Company, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary and appropriate to form the basis of the opinions hereinafter set forth. In making the foregoing examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.


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Morrison Knudsen Corporation
February 18, 1994
Page Two


Based upon the foregoing, I am of the opinion that:

     (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     (2) The Shares issuable in connection with the Transaction Agreements when issued in accordance with the terms set forth in the Transaction Agreements, and as described in the Registration Statement, and upon official notice of issuance from the New York Stock Exchange, will be validly issued and outstanding, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus which is included in the Registration Statement.

Very truly yours,


   /s/  David A. Channer

David A. Channer

DAC:smb